AMENDMENT

THIS AMENDMENT, is made as of this 14th day of April, 2005, by and among IBSG INTERNATIONAL, INC., a Florida corporation, (“IBSG”) and the investors who execute a counterpart of this Amendment (referred to collectively as the “Investors” and individually as an “Investor”).

WHEREAS, the parties have entered into a Subscription Agreement dated as of March 17, 2005 (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement to further define and clarify certain terms used in the Agreement and the Class A Common Stock Purchaser Warrants (the “Warrants”) issued to the Investors pursuant to the Agreement.

NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, the parties hereto agree as follows:

l.     Section 13(b) of the Agreement is hereby amended to provide that the Closing Date is March 24, 2005.

2.     Section 3.5 of the Warrants is hereby amended to provide that in calculating the gross revenues of IBSG for the 2005 fiscal year, such gross revenues will include Registrant’s reported sales and deferred revenues for such period.

3.     Except as set forth above, the Agreement and the Warrants are ratified, confirmed and approved. In the event of any conflict between the terms of this Amendment and the Agreement or the Warrants, the terms of this Amendment shall control.

IN WITNESS WHEREOF, IBSG and the Investors, by their duly authorized representatives, have executed this Amendment.

IBSG INTERNATIONAL, INC.

   By: _________________________________
      Michael Rivers, President

The Investors:

ALPHA CAPITAL AKTIENGESELLSCHAFT

By:____________________________________

WHALEHAVEN CAPITAL FUND LIMITED

By:____________________________________
      Steven Gold

DOUBLE U MASTER FUND LP

By: ___________________________________